Exhibit 99.1 Press Release
Penske Automotive Group, Inc., 2555 Telegraph Rd. Bloomfield Hills, MI 48302-0954

FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE INCREASES DIVIDEND TO $0.39 PER SHARE

BLOOMFIELD HILLS, MI, May 9, 2019 – Penske Automotive Group, Inc. (NYSE:PAG), an international transportation services company, today announced that its Board of Directors has approved an increase in the cash dividend to $0.39 per share for the first quarter of 2019.

Penske Automotive Group President Robert H. Kurnick, Jr., said, “We are pleased to offer our shareholders an increase in the quarterly dividend for the 32nd consecutive quarter.  Our sector leading dividend represents a yield of 3.4% and continues to underscore the confidence we have in our company’s diversified transportation services business model and reinforces our commitment to PAG shareholders.”

The dividend is payable on June 4, 2019, to shareholders of record on May 20, 2019.

Caution Concerning Forward Looking Statements

Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.’s product availability, future sales and earnings potential. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others: economic conditions generally, conditions in the credit markets, changes in interest rates and foreign currency exchange rates, changes in tariff rates, adverse impacts related to the outcome of the United Kingdom’s potential departure from the European Union, adverse conditions affecting a particular manufacturer, including the adverse impact to the vehicle and parts supply chain due to limited vehicle availability due to WLTP, natural disasters, recall or other disruptions that interrupt the supply of vehicles or parts to us, changes in consumer credit availability, the outcome of legal and administrative matters, and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive Group’s business, markets, conditions and other uncertainties, which could affect Penske Automotive Group’s future performance. These risks and uncertainties are addressed in Penske Automotive Group’s Form 10‑K for the year ended December 31, 2018, and its other filings with the Securities and Exchange Commission (“SEC”). This press release speaks only as of its date, and Penske Automotive Group disclaims any duty to update the information herein.

About Penske Automotive

Penske Automotive Group, Inc., (NYSE:PAG) headquartered in Bloomfield Hills, Michigan, is an international transportation services company that operates automotive and commercial truck dealerships principally in the United States, Canada, and Western Europe, and distributes commercial vehicles, diesel engines, gas engines, power systems and related parts and services principally in Australia and New Zealand. PAG employs more than 27,000 people worldwide and is a member of the Fortune 500 and Russell 2000, and is ranked among the World’s Most Admired Companies by Fortune Magazine. For additional information, visit the company’s website at www.penskeautomotive.com.

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Inquiries should contact:

248-648-2810 jcarlson@penskeautomotive.com	248-648-2540 tpordon@penskeautomotive.com
J. D. Carlson Executive Vice President and Chief Financial Officer Penske Automotive Group, Inc. 248-648-2810 jcarlson@penskeautomotive.com	Anthony R. Pordon Executive Vice President Investor Relations and Corporate Development Penske Automotive Group, Inc. 248-648-2540 tpordon@penskeautomotive.com

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